Hudson Pacific Properties, Inc.
Press Release
Hudson Pacific Properties Reports
Fourth Quarter 2022 Financial Results

– Over 500,000 Square Feet of Leasing Activity –
– Provides Full-Year 2023 Outlook –
____________
LOS ANGELES (February 8, 2023)—Hudson Pacific Properties, Inc. (NYSE: HPP), a unique provider of end-to-end real estate solutions for dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries, today announced financial results for the fourth quarter 2022.

"In 2022, we stayed focused on areas of the business that we can control, leveraging our unique expertise and full-service platform to successfully advance our strategy to own and lease highly amenitized, collaborative and sustainable office and studio properties in highly desirable locations," commented Victor Coleman, Chairman and CEO. "We executed over 2.1 million square feet of leases at positive rent spreads, fortified our balance sheet through asset sales and refinancings, enhanced our studio platform with the purchase of Quixote, returned capital to shareholders through share repurchases and a stable dividend, progressed 780,000 square feet of under construction projects, and received multiple awards for sustainability and ESG excellence. As we head into 2023, with $1 billion of liquidity and the majority of our debt fixed or capped, we are focused on prudent capital management and are well positioned to fund our under-construction projects and aggressive leasing efforts. We remain confident in our business’s long-term fundamentals, as we effectively navigate today’s market and prepare for the next cycle, all with an eye towards unlocking value for shareholders."

Financial Results Compared to Fourth Quarter 2021
•Total revenue of $269.9 million up 12.2% compared to $240.5 million
•Net loss attributable to common stockholders of $12.0 million, or $0.09 per diluted share, compared to net income of $8.1 million, or $0.05 per diluted share
•FFO, excluding specified items, of $70.2 million, or $0.49 per diluted share, compared to $79.6 million, or $0.52 per diluted share. Specified items consisting of transaction-related expenses of $3.6 million, or $0.03 per diluted share, compared to specified items consisting of transaction-related expenses of $1.5 million, or $0.01 per diluted share, and prior-period property tax reimbursements of $0.7 million, or $0.00 per diluted share
•FFO of $66.5 million, or $0.47 per diluted share, compared to $78.7 million, or $0.51 per diluted share
•AFFO of $62.1 million, or $0.43 per diluted share, compared to $72.5 million, or $0.47 per diluted share
•Same-store property cash NOI of $126.9 million up 2.7% compared to $123.6 million

Leasing
•Executed 76 new and renewal leases totaling 517,131 square feet, including a 101,000-square-foot, 10-year lease with a publicly traded software company at Metro Center, and a full-building, 47,000-square-foot, 17-year lease with Stanford at 3176 Porter, and a 40,000-square-foot, 10-year renewal with SFMTA at 1455 Market
•GAAP rents increased 15.5% and cash rents decreased 0.5%
•In-service office portfolio ended the quarter at 88.0% occupied and 89.7% leased

Hudson Pacific Properties, Inc.
Press Release
•Same-store studio portfolio was 84.6% occupied and leased over the trailing 12 months

Development
•Cash rents commenced on Company 3's full-building, 130,000-square-foot lease at Harlow office development, and cash rents set to commence on Google's full-building, 590,000-square-foot lease at One Westside office redevelopment in second quarter 2023
•Under-construction projects include Sunset Glenoaks, a seven-stage, 241,000-square-foot studio in Los Angeles delivering in second half of 2023, and Washington 1000, a 546,000-square-foot office development in Seattle delivering in 2024

Dispositions
•Sold 6922 Hollywood office property in Hollywood, California for $96.0 million before closing adjustments
•Subsequent to the quarter, sold Skyway Landing office property in Redwood Shores, California for $102.0 million before closing adjustments

Balance Sheet as of December 31, 2022
•$0.9 billion of total liquidity comprised of $255.8 million of unrestricted cash and cash equivalents and $615.0 million of undrawn capacity under the unsecured revolving credit facility
•Another $98.0 million and $59.3 million of undrawn capacity under construction loans secured by One Westside/10850 Pico and Sunset Glenoaks, respectively
•$3.7 billion of Company's share of unsecured and secured debt and preferred units (net of cash and cash equivalents)
•Investment grade credit rated with 85.1% fixed or capped debt and weighted average maturity of 4.1 years including extensions
•Subsequent to the quarter, repaid $110.0 million of Series A notes, and applied $102.0 million of Skyway Landing sale proceeds to repay amounts outstanding on the Company's unsecured revolving credit facility, resulting in $717.0 million of undrawn capacity, or an increase in total liquidity to $1.0 billion
•Subsequent to the quarter, entered into an interest rate swap to fix SOFR at a rate of 3.75% effective February 1, 2023 on $172.9 million of indebtedness (pro rata share of 1918 Eighth loan) and to fix SOFR at a rate of 3.31% effective August 15, 2023 on $351.2 million of indebtedness (net pro rata share of Hollywood Media Portfolio loan). Adjusted for the $110.0 million Series A note repayment, the $102.0 million paydown on the unsecured revolving credit facility, and these recently completed swaps, the composition of the Company’s debt as of December 31, 2022 on a pro forma basis results in fixed rate debt of approximately 82.8% and fixed rate and capped debt of approximately 86.0%

Dividend
•The Company's Board of Directors declared and paid dividends on its common stock of $0.25 per share, equivalent to an annual rate of $1.00 per share, and on its 4.750% Series C cumulative preferred stock of $0.296875 per share, equivalent to an annual rate of $1.18750 per share

ESG Leadership
•Awarded Nareit's Office Leader in the Light Award, the organization's highest sustainability achievement for office and other property sector REITs, and recognized by Newsweek as one of America's Most Responsible Companies 2023

Hudson Pacific Properties, Inc.
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•Subsequent to the quarter, included in the 2023 Bloomberg Gender-Equality Index

2023 Outlook
The Company is providing a 2023 full-year FFO outlook in the range of $1.77 to $1.87 per diluted share. There are no specified items in connection with this guidance.

The FFO outlook reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. It otherwise excludes any impact from new acquisitions, dispositions, debt financings or repayments, recapitalizations, capital markets activity or similar matters. It also excludes the impact of a disruption in studio operations in the event studio-union negotiations lead to a strike and halt in production. There can be no assurance that actual results will not differ materially from this estimate.

Below are some of the assumptions the Company used in providing this guidance:

Unaudited, in thousands, except share data

	Current Guidance
	Full Year 2023
Metric	Low	High
FFO per share	$1.77	$1.87
Growth in same-store property cash NOI(1)(2)	2.50%	3.50%
GAAP non-cash revenue (straight-line rent and above/below-market rents)(3)	$23,000	$33,000
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	$(7,500)	$(9,500)
General and administrative expenses(4)	$(70,000)	$(76,000)
Interest expense(5)	$(203,000)	$(213,000)
Non-real estate depreciation and amortization	$(31,000)	$(33,000)
FFO from unconsolidated joint ventures	$4,250	$6,250
FFO attributable to non-controlling interests	$(48,000)	$(52,000)
FFO attributable to Preferred Units / Shares	$(21,000)	$(21,000)
Weighted average common stock/units outstanding—diluted(6)	142,500	143,500
(1)Same-store for the full year 2023 is defined as the 43 office properties and three studio properties, as applicable, owned and included in the Company's stabilized portfolio as of January 1, 2022, and anticipated to still be owned and included in the stabilized portfolio through December 31, 2023.
(2)Please see non-GAAP information below for definition of cash NOI.
(3)Includes non-cash straight-line rent associated with the studio and office properties.
(4)Includes non-cash compensation expense, which the Company estimates at $26,000 in 2023.
(5)Includes amortization of deferred financing costs and loan discounts/premiums, which the Company estimates at $11,500 in 2023.
(6)Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2023 includes an estimate for the dilution impact of stock grants to the Company's executives under its long-term incentive programs. This estimate is based on the projected award potential of such programs as of the end of the most recently completed quarter, as calculated in accordance with the ASC 260, Earnings Per Share.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, including the information under "FFO Guidance" above, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP

Hudson Pacific Properties, Inc.
Press Release
financial measures.

Supplemental Information
Supplemental financial information regarding Hudson Pacific's fourth quarter 2022 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property and debt maturity schedules.

Conference Call
The Company will hold a conference call to discuss fourth quarter 2022 financial results at 11:00 a.m. PT / 2:00 p.m. ET on February 9, 2023. Please dial (844) 200-6205 and enter passcode 849611 to access the call. International callers should dial (929) 526-1599 and enter the same passcode. A live, listen-only webcast and replay can be accessed via the Investors section of the Company's website at HudsonPacificProperties.com.
About Hudson Pacific Properties
Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. For more information visit HudsonPacificProperties.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com

Hudson Pacific Properties, Inc.
Press Release
Media Contact
Laura Murray
Senior Director, Communications
(310) 622-1781
lmurray@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
Press Release
Consolidated Balance Sheets
In thousands, except share data

	December 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
Investment in real estate, at cost	$8,716,572	$8,361,477
Accumulated depreciation and amortization	(1,541,271)	(1,283,774)
Investment in real estate, net	7,175,301	7,077,703
Non-real estate property, plant and equipment, net	130,289	58,469
Cash and cash equivalents	255,761	96,555
Restricted cash	29,970	100,321
Accounts receivable, net	16,820	25,339
Straight-line rent receivables, net	279,910	240,306
Deferred leasing costs and intangible assets, net	393,842	341,444
U.S. Government securities	—	129,321
Operating lease right-of-use assets	401,051	287,041
Prepaid expenses and other assets, net	98,837	119,000
Investment in unconsolidated real estate entities	180,572	154,731
Goodwill	263,549	109,439
Assets associated with real estate held for sale	93,238	250,520
TOTAL ASSETS	$9,319,140	$8,990,189

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$4,585,862	$3,733,903
In-substance defeased debt	—	128,212
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	264,098	300,959
Operating lease liabilities	399,801	293,596
Intangible liabilities, net	34,091	42,290
Security deposits, prepaid rent and other	83,797	84,939
Liabilities associated with real estate held for sale	665	3,898
Total liabilities	5,434,450	4,653,933

Redeemable preferred units of the operating partnership	9,815	9,815
Redeemable non-controlling interest in consolidated real estate entities	125,044	129,449

Equity
Hudson Pacific Properties, Inc. stockholders' equity:
Preferred stock, $0.01 par value, 18,400,000 authorized at December 31, 2022 and 2021; 4.750% Series C cumulative redeemable preferred stock; $25.00 per share liquidation preference, 17,000,000 outstanding at December 31, 2022 and 2021	425,000	425,000
Common stock, $0.01 par value, 481,600,000 authorized, 141,054,478 and 151,124,543 shares outstanding at December 31, 2022 and 2021, respectively	1,409	1,511
Additional paid-in capital	2,889,967	3,317,072
Accumulated other comprehensive loss	(11,272)	(1,761)
Total Hudson Pacific Properties, Inc. stockholders' equity	3,305,104	3,741,822
Non-controlling interest—members in consolidated real estate entities	377,756	402,971
Non-controlling interest—units in the operating partnership	66,971	52,199
Total equity	3,749,831	4,196,992
TOTAL LIABILITIES AND EQUITY	$9,319,140	$8,990,189

Hudson Pacific Properties, Inc.
Press Release
Consolidated Statements of Operations
In thousands, except share data

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021		2022	2021
	(Unaudited)			(Unaudited)
REVENUES
Office
Rental	$207,601	$202,382		$834,408	$782,736
Service and other revenues	3,964	3,276		18,292	12,634
Total office revenues	211,565	205,658		852,700	795,370
Studio
Rental	17,535	13,513		59,672	49,985
Service and other revenues	40,827	21,311		113,852	51,480
Total studio revenues	58,362	34,824		173,524	101,465
Total revenues	269,927	240,482		1,026,224	896,835
OPERATING EXPENSES
Office operating expenses	78,139	72,796		308,668	280,334
Studio operating expenses	38,793	19,550		105,150	55,513
General and administrative	17,323	17,500		79,501	71,346
Depreciation and amortization	96,518	88,107		373,219	343,614
Total operating expenses	230,773	197,953		866,538	750,807
OTHER INCOME (EXPENSE)
(Loss) income from unconsolidated real estate entities	(788)	151		943	1,822
Fee income	4,850	898		7,972	3,221
Interest expense	(48,085)	(30,139)		(149,901)	(121,939)
Interest income	314	926		2,340	3,794
Management services reimbursement income—unconsolidated real estate entities	1,004	253		4,163	1,132
Management services expense—unconsolidated real estate entities	(1,004)	(253)		(4,163)	(1,132)
Transaction-related expenses	(3,643)	(1,547)		(14,356)	(8,911)
Unrealized (loss) gain on non-real estate investments	(378)	4,951		(1,440)	16,571
Loss on sale of real estate	(1,984)	—		(2,164)	—
Impairment loss	—	—		(28,548)	(2,762)
Loss on extinguishment of debt	—	(10)		—	(6,259)
Other income (expense)	4,904	(1,006)		8,951	(2,553)
Total other expenses	(44,810)	(25,776)		(176,203)	(117,016)
Net (loss) income	(5,656)	16,753	—	(16,517)	29,012
Net income attributable to Series A preferred units	(153)	(153)		(612)	(612)
Net income attributable to Series C preferred shares	(5,047)	(2,281)		(20,431)	(2,281)
Net income attributable to participating securities	(300)	(260)		(1,194)	(1,090)
Net income attributable to non-controlling interest in consolidated real estate entities	(1,520)	(6,042)		(23,418)	(21,806)
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	531	122		4,964	2,902
Net loss (income) attributable to non-controlling interest in the operating partnership	161	(77)		709	(61)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(11,984)	$8,062		$(56,499)	$6,064

BASIC AND DILUTED PER SHARE AMOUNTS
Net (loss) income attributable to common stockholders—basic	$(0.09)	$0.05		$(0.39)	$0.04
Net (loss) income attributable to common stockholders—diluted	$(0.09)	$0.05		$(0.39)	$0.04
Weighted average shares of common stock outstanding—basic	140,927,597	152,137,508		143,732,433	151,618,282
Weighted average shares of common stock outstanding—diluted	140,927,597	152,271,140		143,732,433	151,943,360

Hudson Pacific Properties, Inc.
Press Release
Funds From Operations
Unaudited, in thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
RECONCILIATION OF NET (LOSS) INCOME TO FUNDS FROM OPERATIONS (“FFO”)(1):
Net (loss) income	$(5,656)	$16,753	$(16,517)	$29,012
Adjustments:
Depreciation and amortization—Consolidated	96,518	88,107	373,219	343,614
Depreciation and amortization—Non-real estate assets	(8,652)	(4,331)	(23,110)	(7,719)
Depreciation and amortization—Company's share from unconsolidated real estate entities	1,355	1,497	5,322	6,020
Loss on sale of real estate	1,984	—	2,164	—
Impairment loss—Real estate assets	—	—	20,048	2,762
Unrealized loss (gain) on non-real estate investments	378	(4,951)	1,440	(16,571)
Tax impact of unrealized gain on non-real estate investment	—	1,973	—	3,849
FFO attributable to non-controlling interests	(14,201)	(17,867)	(71,100)	(64,388)
FFO attributable to preferred units	(5,200)	(2,434)	(21,043)	(2,893)
FFO to common stockholders and unitholders	66,526	78,747	270,423	293,686
Specified items impacting FFO:
Impairment loss—Trade name	—	—	8,500	—
Transaction-related expenses	3,643	1,547	14,356	8,911
Prior period property tax reassessment—Company’s share	—	(687)	786	(581)
Debt extinguishment cost—Company's share	—	—	—	3,187
FFO (excluding specified items) to common stockholders and unitholders	$70,169	$79,607	$294,065	$305,203

Weighted average common stock/units outstanding—diluted	142,882	153,700	145,712	153,332
FFO per common stock/unit—diluted	$0.47	$0.51	$1.86	$1.92
FFO (excluding specified items) per common stock/unit—diluted	$0.49	$0.52	$2.02	$1.99

1.Hudson Pacific calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), adjusting for consolidated and unconsolidated joint ventures. The calculation of FFO includes amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. Hudson Pacific believes that FFO is a useful supplemental measure of its operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company's activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company's FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, Hudson Pacific believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company's performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. Hudson Pacific uses FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of Hudson Pacific's operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, which are significant economic costs and could materially impact the Company's results from operations.

Hudson Pacific Properties, Inc.
Press Release
Adjusted Funds From Operations
Unaudited, in thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
RECONCILIATION OF FFO (excluding specified items) TO ADJUSTED FFO (“AFFO”)(1):
FFO (excluding specified items)	$70,169	$79,607	$294,065	$305,203
Adjustments:
GAAP non-cash revenue (straight-line rent and above-below-market rents)	(3,208)	(6,337)	(29,716)	(25,448)
GAAP non-cash expense (straight-line rent expense and above-below-market ground rent)	1,925	821	5,318	3,255
Non-real estate depreciation and amortization	8,652	4,331	23,110	7,719
Amortization of deferred financing costs and loan discounts/ premiums, net	2,439	2,029	9,727	7,305
Non-cash compensation expense	6,480	5,445	24,296	21,163
Recurring capital expenditures, tenant improvements and lease commissions	(24,356)	(13,384)	(89,815)	(62,880)
AFFO	$62,101	$72,512	$236,985	$256,317

1.Hudson Pacific believes AFFO to be a useful supplemental measure of the Company's performance. The Company computes AFFO by adding to FFO (excluding specified items) the Company’s Share of non-cash compensation expense, the Company’s Share of the net amortization of deferred financing costs and loan discounts/premiums and the Company’s share of non-real estate depreciation and amortization and subtracting recurring capital expenditures related to the Company’s Share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of the Company’s Share of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, and amortization of above-and below-market ground lease intangible assets and liabilities. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Hudson Pacific Properties, Inc.
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Net Operating Income
Unaudited, in thousands

	Three Months Ended December 31,
	2022	2021
RECONCILIATION OF NET (LOSS) INCOME TO NET OPERATING INCOME (“NOI”)(1):
Net (loss) income	$(5,656)	$16,753
Adjustments:
Loss (income) from unconsolidated real estate entities	788	(151)
Fee income	(4,850)	(898)
Interest expense	48,085	30,139
Interest income	(314)	(926)
Management services reimbursement income—unconsolidated real estate entities	(1,004)	(253)
Management services expense—unconsolidated real estate entities	1,004	253
Transaction-related expenses	3,643	1,547
Unrealized loss (gain) on non-real estate investments	378	(4,951)
Loss on sale of real estate	1,984	—
Loss on extinguishment of debt	—	10
Other (income) expense	(4,904)	1,006
General and administrative	17,323	17,500
Depreciation and amortization	96,518	88,107
NOI	$152,995	$148,136

NET OPERATING INCOME BREAKDOWN
Same-store office cash revenues	183,858	177,619
Straight-line rent	(6,773)	1,384
Amortization of above-market and below-market leases, net	1,469	3,032
Amortization of lease incentive costs	(290)	(404)
Same-store office revenues	178,264	181,631

Same-store studios cash revenues	21,677	20,113
Straight-line rent	414	665
Amortization of lease incentive costs	(9)	(9)
Same-store studio revenues	22,082	20,769

Same-store revenues	200,346	202,400

Same-store office cash expenses	66,028	62,011
Straight-line rent	325	325
Non-cash compensation expense	21	11
Amortization of above-market and below-market ground leases, net	586	586
Same-store office expenses	66,960	62,933

Same-store studio cash expenses	12,558	12,157
Non-cash compensation expense	240	79
Same-store studio expenses	12,798	12,236

Same-store expenses	79,758	75,169

Same-store net operating income	120,588	127,231
Non-same-store net operating income	32,407	20,905
NET OPERATING INCOME	$152,995	$148,136

SAME-STORE OFFICE NOI DECREASE	(6.2)%
SAME-STORE OFFICE CASH NOI INCREASE	1.9%
SAME-STORE STUDIO NOI INCREASE	8.8%
SAME-STORE STUDIO CASH NOI INCREASE	14.6%

Hudson Pacific Properties, Inc.
Press Release

1.Hudson Pacific evaluates performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of the Company's performance, or as an alternative to cash flows as a measure of liquidity, or the Company's ability to make distributions. All companies may not calculate NOI in the same manner. Hudson Pacific considers NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating the Company's properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Hudson Pacific calculates NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. Hudson Pacific defines NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. Hudson Pacific believes NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.